[EXECUTION VERSION]

RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”), is made effective as of the 19th day of September, 2016, (hereinafter called the “Date of Grant”), between Team Health Holdings, Inc., a Delaware corporation (hereinafter called the “Company”), and Leif M. Murphy (hereinafter called the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Team Health Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the restricted stock unit award provided for herein (the “RSU Award”) to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the RSUs. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant an RSU Award consisting of a contractual right to receive 91,996 Shares (hereinafter called the “RSUs”). The RSUs shall vest and become nonforfeitable and provide for delivery of the Shares underlying such RSUs in accordance with Sections 2 and 3 hereof.
2.    Vesting
(a)    Ordinary Vesting; Treatment Upon Certain Terminations of Employment. Subject to the Participant’s continued employment with the Company (“Employment”), the RSUs shall vest and become non-forfeitable with respect to fifty percent (50%) of the RSUs on each of the following dates (the “Scheduled Vesting Dates”): (i) the 2nd anniversary of the Date of Grant, and (ii) the 3rd anniversary of the Date of Grant. Notwithstanding the foregoing, in the event the Participant’s Employment is terminated (x) by the Company without Cause, (y) due to the Participant’s resignation for Good Reason (either of (x) or (y), a “Qualifying Termination”), in each case, prior to a Change in Control, or (z) due to death or Disability at any time prior to either or both of the Scheduled Vesting Dates, then the RSUs shall be deemed to vest on the termination date such that, after taking into account any previously vested portion of the RSU Award, the Participant will have vested in an amount equal to the greater of (A) forty-two percent (42%) of the total number of Shares initially covered by the RSU Award, and (B) the pro-rata portion of the total number of Shares initially covered by the RSU Award calculated based on the portion of the three (3) year vesting period commencing on the Date of Grant and ending on the date of termination, measured on a daily basis.
For purposes of this Agreement, “Cause,” “Good Reason,” and “Disability” shall have the respective meanings ascribed to them in the employment agreement by and among the Participant, AmeriTeam Services, LLC, and the Company, dated as of September 2, 2016, as may be amended from time to time (the “Employment Agreement”).

(b)    Change in Control. Notwithstanding any provisions of this Agreement or the Plan to the contrary, in the event of a Qualifying Termination that takes place following a Change in Control (a “Change in Control Termination”), the RSUs shall, to the extent not then vested and not previously forfeited, immediately become fully vested. Additionally, in connection with any Change in Control, the provisions set forth in Section 3.6(f) of the Employment Agreement are hereby incorporated by reference and shall apply to the RSUs.
(c)    Other Terminations of Employment. If the Participant’s Employment with the Company terminates for any reason other than for the reasons stated in Sections 2(a) or (b) above, all RSUs, to the extent not previously vested, shall be forfeited by the Participant without consideration.
3.    Delivery of Shares Underlying the RSUs. Upon or as soon as practicable following the vesting of RSUs on a Scheduled Vesting Date, a Qualifying Termination or upon a Change in Control Termination, as applicable under Section 2 above, the Company shall deliver to the Participant a number of Shares corresponding to such vested number of RSUs in satisfaction of the Company’s obligations to the Participant in respect of such RSUs. Certificates evidencing the Shares delivered upon settlement of the RSUs as described in the preceding sentence shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the relevant Share delivery date; and no certificates shall be issued for fractional Shares. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership of Shares through uncertificated book entry. The Participant shall not be entitled to receive any Shares or other payments with respect to forfeited RSUs.
4.     No Rights as a Stockholder Prior to Settlement; Dividend Equivalent Rights. The Participant shall have no voting or other shareholder rights with respect to the Shares underlying the RSUs unless and until such Shares are delivered to the Participant in accordance with Sections 2 and 3 hereof. Notwithstanding the forgoing, the Participant shall be entitled to receive dividend equivalent payments with respect to outstanding RSUs as described in this Section 4. In the event that the Company pays any cash or in-kind dividends (including dividends paid in Shares) on Shares while the RSUs are outstanding, the Company shall credit to a notional account the cash and in-kind payments that would have been payable on the Shares underlying the RSUs if such Shares would have been outstanding at the time of dividend payment, and then the Company shall pay to the Participant such cash or in‑kind amounts when, and if, such corresponding Shares underlying the RSUs are delivered to the Participant pursuant to Section 3. In the event that the RSUs are forfeited pursuant to Section 2, any corresponding dividend equivalent payment rights shall also be forfeited.
5.     No Right to Continued Employment. The granting of the RSUs evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant
6.    Transferability. The RSUs shall be subject to transfer restrictions as set forth in Section 15 of the Plan.
7.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs, their grant or vesting or any payment or transfer with respect to the RSUs, to include withholding of vested shares, and to take such additional action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
8.    Securities Laws. Upon the vesting and settlement of any RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
9.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
10.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
11.    RSU Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSU Award and the RSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
12.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.
Team Health Holdings, Inc.

/s/ Steven E. Clifton
Name: Steven E. Clifton
Title: Executive Vice President and
General Counsel

Participant

/s/ Leif M. Murphy
Leif M. Murphy

[Signature Page – Murphy RSU Sign-On Award Agreement]

4